Exhibit 10.14c

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY

AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of June 29, 2020, by and among AXXUM TECHNOLOGIES LLC, a Virginia limited liability company (“Axxum”), KAE HOLDINGS, INC., a Delaware corporation (“KAE”), CLOUDBURST SECURITY LLC, a Virginia limited liability company (“Cloudburst”; together with Axxum and KAE, individually and collectively, “Borrower”), and MAINSTREET BANK (“Lender”).

BACKGROUND

A.Pursuant to the terms of a certain Amended and Restated Loan and Security Agreement dated April 18, 2019, by and among Lender and Borrower (as the same was amended as of March 30, 2020 and has been or may be further supplemented, restated, superseded, amended or replaced from time to time, the “Loan Agreement”), Lender made available to Borrower, inter alia, (a) a revolving line of credit not to exceed Two Million Dollars ($2,000,000) and (b) a term loan in the original principal amount of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) (collectively, the “Loan”). All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement and all other Loan Documents, and this Amendment shall be deemed to be a Loan Document.

B.The Loan is secured by, inter alia, continuing perfected security interests in the Collateral.

C.Borrower has requested that Lender modify, in certain respects, the terms of the Loan Agreement, and Lender has agreed to such modifications in accordance with and subject to the satisfaction of the conditions hereof.

NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1.Section 1 of the Loan Agreement shall be amended by deleting the definitions of Minimum Compliance Level, Revolving Credit Maturity Date, Tangible Net Worth and Term Loan Maturity Date and replacing each as follows:

Minimum Compliance Level - (a) on or after June 30, 2020 but prior to December 31, 2020, Negative Two Million Seven Hundred Fifty Thousand Dollars (-$2,750,000), (b) on or after December 31, 2020 but prior to June 30, 2021, Negative Two Million Two Hundred Fifty Thousand Dollars (-$2,250,000), (c) on or after June 30, 2021 but prior to December 31, 2021, Negative One Million Seven Hundred Fifty Thousand Dollars (-$1,750,000), (d) on or after December 31, 2021 but prior to June 30, 2022, Negative One Million Two Hundred Fifty Thousand Dollars (-$1,250,000), (e) on or after June 30, 2022 but prior to December 31, 2022, Five Hundred Thousand Dollars ($500,000), (f) on or after December 31, 2022 but prior to June 30, 2023, One Million Two Hundred Fifty Thousand Dollars ($1,250,000), (g) on or after June 30, 2023 but prior to December 31, 2023, Two Million Dollars ($2,000,000) and (h) on or after December 31, 2023, Two Million Five Hundred Thousand Dollars ($2,500,000).

Revolving Credit Maturity Date – June 30, 2021, or such later date as Lender may, in its sole and absolute discretion, designate in writing to Borrower.

Tangible Net Worth – As of any date of determination, the amount by which all of Borrower’s consolidated assets (less (i) trademarks, copyrights, goodwill, covenants not to compete, and all other assets which would be classified as intangible assets under GAAP and (ii) assets owing from Affiliates, officers, directors, equity holders and employees) plus Subordinated Debt plus the value of KAE’s equity interest in any Subsidiary of KAE that is a Borrower (to the extent subtracted when calculating Borrower’s consolidated assets) plus (for any date of determination on or before June 30, 2020) any loan made to Borrower under the Paycheck Protection Program, exceed all of Borrower’s consolidated liabilities, all as would be shown on Borrower’s consolidated balance sheet prepared in accordance with GAAP.

Term Loan Maturity Date – March 22, 2024.

2.Section 2.3(c) of the Loan Agreement shall be amended by deleting such section in its entirety and replacing it as follows:

c.The principal balance of the Term Loan shall be paid in consecutive equal monthly installments of principal in the amount of (i) One Hundred Nine Thousand Three Hundred Seventy Five Dollars ($109,375.00) on the 22nd day of each month prior to June 22, 2020 (but excluding payments otherwise due on February 22, 2020, March 22, 2020 and April 22, 2020) and (ii) Sixty Two Thousand Five Hundred Dollars ($62,500.00) on the 22nd day of each month on and after June 22, 2020. A final installment of all unpaid principal and all accrued and unpaid interest outstanding under the Term Loan shall be due and payable on the Term Loan Maturity Date.

3.Section 6.9(b) of the Loan Agreement shall be amended by deleting such section in its entirety and replacing it as follows:

b.Debt Service Coverage Ratio – Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.20:1, measured quarterly as of the last day of each fiscal quarter, on a rolling four (4) quarter basis, beginning with the fiscal quarter ending December 31, 2017.

4.Section 6.10(a)(ii) of the Loan Agreement shall be amended by deleting such section in its entirety and replacing it as follows:

ii. within one hundred twenty (120) days after the end of each fiscal year of Borrower (or solely with respect to the fiscal year of Borrower ending on December 31, 2019, no later than July 31, 2020), the consolidated and consolidating (if applicable) income and cash flow statements of Borrower and its Subsidiaries for such year, and the consolidated and consolidating (if applicable) balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited by an independent public accounting firm reasonably acceptable to Lender, and unqualifiedly certified to have been prepared in accordance with GAAP, together with copies of any management letters provided by such accountants to management of Borrower;

5.Exhibit “A” to the Loan Agreement shall be amended by deleting such exhibit in its entirety and replacing it with Exhibit “A” attached hereto.

6.Prior Waiver of Events of Default Effective. Pursuant to Section 5 of that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of March 30, 2020, between Borrower and Lender (the “First Amendment”), the Lender shall be deemed to have waived certain Events of Default identified therein upon the satisfaction of certain conditions. Lender hereby confirms that the conditions referenced in Section 5 of the First Amendment were satisfied, and the “Existing Defaults” (as defined in the First Amendment) have been waived as described therein.

7.ACKNOWLEDGMENT AND WAIVER OF CERTAIN EVENTS OF DEFAULT. BORROWER HEREBY ACKNOWLEDGES AND CONFIRMS THAT CERTAIN EVENTS OF DEFAULT HAVE OCCURRED UNDER THE LOAN AGREEMENT AS MORE FULLY DESCRIBED IN SCHEDULE A HERETO (COLLECTIVELY, THE “EXISTING DEFAULTS”). UPON THE EFFECTIVENESS OF THIS AMENDMENT, LENDER SHALL BE DEEMED TO HAVE WAIVED THE EXISTING DEFAULTS, PROVIDED THAT LENDER’S WAIVER SHALL NOT BE DEEMED TO BE A WAIVER OF ANY SUBSEQUENT VIOLATIONS OF ANY OF THE COVENANTS REFERENCED ON SCHEDULE A OR A WAIVER OF ANY OTHER DEFAULTS OR EVENTS OF DEFAULTS WHICH MAY HAVE OCCURRED BUT WHICH ARE NOT SPECIFICALLY REFERRED TO ON SCHEDULE A.

8.	Representations and Warranties. Borrower warrants and represents to Lender that:

a.

Prior Representations. By execution of this Amendment, Borrower reconfirms all warranties and representations made to Lender under the Loan Agreement and the other Loan Documents respectively and restate such warranties and representations as of the date hereof, all of which shall be deemed continuing until all of the obligations due to Lender are indefeasibly paid and satisfied in full.

b.

Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of the Borrower.

c.

Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

d.	No Default. Other than the Existing Defaults, no non-compliance with the Loan Agreement, Default or Event of Default exists.

9.Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment, are each ratified and confirmed and continue unchanged in full force and effect. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Amendment. As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement, Borrower hereby confirms its prior grant to Lender of a continuing first lien on and security interest in, upon and to all of Borrower’s now owned or hereafter acquired, created or arising Collateral as described in Section 3 of the Loan Agreement.

10.Confirmation of Guarantor. By his signature below, each Guarantor hereby consents to and acknowledges the terms and conditions of this Amendment and agrees that the Amended and Restated Guaranty dated as of April 18, 2019 executed by such Guarantor is ratified and confirmed and shall continue in full force and effect and shall continue to cover all obligations of Borrower outstanding from time to time under the Loan Agreement as amended hereby.

11.Effectiveness Conditions. This Amendment shall become effective upon the following:

a.Execution by Borrower and each Guarantor of this Amendment and delivery of same to Lender;

b.Payment by Borrower to Lender of an amendment fee of Thirty Four Thousand Three Hundred Seventy and 21/100 Dollars ($34,370.21); and

c.	Execution by Lender of this Amendment.

12.Governing Law. THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS SET FORTH IN SECTION 9.1 OF THE LOAN AGREEMENT. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

13.Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

14.Duplicate Originals; Counterparts. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment (or of any agreement or document required by this Amendment) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Amendment.

15.Waiver of Jury Trial. BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

16.Confession of Judgment. Borrower hereby acknowledges and confirms that each confession of judgment previously executed in connection with any of the Loan Documents remains in full force and effect, and that Borrower, pursuant to the terms of such confession of judgment, empowers any clerk, or attorney of any court of record to appear for Borrower after any Event of Default in any and all actions which may be brought under the Loan Documents and confess judgment against Borrower for all, or any part of, the unpaid principal balance of the Obligations and accrued interest, together with other expenses incurred in connection therewith and attorneys’ fees of in no event less than three thousand dollars ($3,000).

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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWER:

AXXUM TECHNOLOGIES LLC

By:
Alvin McCoy III
Chief Financial Officer

KAE HOLDINGS, INC.

By:
Alvin McCoy III
Chief Financial Officer

CLOUDBURST SECURITY LLC

By:	KAE HOLDINGS, INC., its sole member

By:
	Name:	Alvin McCoy III
	Title:	Chief Financial Officer

LENDER:

MAINSTREET BANK

By:
Michael Ferrell
Senior Vice President

Agreed to and Accepted:

GUARANTORS:

Emmit McHenry

Kurt McHenry

Alvin McCoy III

(Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement)

SCHEDULE A

1.	Borrower’s failure to maintain Tangible Net Worth of at least One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) as of March 31, 2020, as required by Section 6.9(a) of the Loan Agreement.

2.	Borrower’s failure to maintain a Debt Service Coverage Ratio of not less than 1.25:1 as of March 31, 2020, as required by Section 6.9(b) of the Loan Agreement.

3.	Borrower’s failure to deliver audited financial statements to Lender no later than April 29, 2020, as required by Section 6.10(a)(ii) of the Loan Agreement.

EXHIBIT “A”

COVENANT COMPLIANCE CERTIFICATE

MainStreet Bank, 10089 Fairfax Blvd., Fairfax, VA 22030

The undersigned, an officer of Axxum Technologies LLC. Cloudburst Security LLC and KAE Holdings, Inc. (“Borrower”), gives this certificate to MainStreet Bank (“Lender”), in accordance with the requirements as outlined in the Amended and Restated Loan and Security Agreement dated April 18, 2019, by and among Borrower and Lender (as amended, restated or otherwise modified from time to time, “Loan Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

Based upon my review of the consolidated balance sheets and statements of income of Borrower, for the fiscal period ending                    , 20     , copies of which are attached hereto, I hereby certify that:

	Actual Amount	Required Amount

Minimum Tangible Net Worth

the amount by which all of Borrower’s consolidated assets (less (i) trademarks, copyrights, goodwill, covenants not to compete, and all other assets which would be classified as intangible assets under GAAP and (ii) assets owing from Affiliates, officers, directors, equity holders and employees) plus Subordinated Debt plus the value of KAE’s equity interest in any Subsidiary of KAE that is a Borrower (to the extent subtracted when calculating Borrower’s consolidated assets), plus (for any date of determination on or before June 30, 2020) any loan made to Borrower under the Paycheck Protection Program, exceed all of Borrower’s consolidated liabilities, all as would be shown on Borrower’s consolidated balance sheet prepared in accordance with GAAP.

	$	> Minimum Compliance Level
Debt Service Coverage Ratio		> 1.20:1
Minimum Consolidated EBITDA		> $300,000
Annual Capital Expenditures		≤ $50,000

IN WITNESS WHEREOF, the Borrower has executed and delivered this certificate, this        day of                    ,           .

Axxum Technologies LLC,
Cloudburst Security LLC,
KAE Holdings, Inc.

By:

Name:

Title:	CFO